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               [LETTERHEAD OF BEERS & CUTLER PLLC APPEARS HERE]

                                                                    EXHIBIT 23.8

                        CONSENT OF BEERS & CUTLER PLLC

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-3 of our report dated Febuary 20, 1996, on our audit of the financial statements of Perspective Technology Corporation as of December 31, 1995 and for the year then ended included in the Current Report on Form 8-K of AccuStaff Incorporated dated September 16, 1996.

We also consent to the reference to our firm under the caption "Experts."



/s/ Beers & Cutler PLLC

Washington, D.C.
December 5, 1996